Exhibit 99.1

PRESS RELEASE

	CONTACT:	Mark Brewer	Danny Gibbons
		Investor Relations	SVP & CFO
FOR IMMEDIATE RELEASE		investorrelations@wtoffshore.com	investorrelations@wtoffshore.com
		713-297-8024	713-624-7326

COURT APPROVES W&T OFFSHORE AGREEMENT TO RESOLVE

FEDERAL CLEAN WATER ACT INVESTIGATION

HOUSTON, January 3, 2013 — W&T Offshore, Inc. (NYSE: WTI) today announced that the United States District Court for the Eastern District of Louisiana accepted the previously announced agreement between the United States Attorney’s Office for the Eastern District of Louisiana and W&T Offshore, resolving environmental violations related to the Company’s Ewing Banks 910 oil and gas production platform (“EW-910”) in the Gulf of Mexico.

About W&T Offshore

W&T Offshore, Inc. is an independent oil and natural gas producer focused primarily in the Gulf of Mexico and Texas. We have grown through acquisitions, exploration and development and currently hold working interests in approximately 67 producing offshore fields in federal and state waters, including the deepwater. During 2011, we expanded onshore into West Texas and East Texas where we are actively pursuing exploration and development activities. A substantial majority of our daily production is derived from wells we operate offshore. For more information on W&T Offshore, please visit our website at www.wtoffshore.com.

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W&T Offshore, Inc. • Nine Greenway Plaza, Suite 300 • Houston, Texas 77046 • 713-626-8525 • www.wtoffshore.com